                                                                    EXHIBIT 99.1

                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS

                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002


                                                        SEP 30      DEC 31
                                                        2003         2002
                                                       -------     -------
                                                          ($000 Omitted)
Investments, at market, partially restricted:
    Short-term investments                             118,986      50,673
    U. S. Treasury and agency obligations               34,661      39,798
    Municipal bonds                                    185,887     159,453
    Foreign                                             53,834      34,748
    Mortgage-backed securities                             851       1,360
    Corporate bonds                                    147,104     132,502
    Equity securities                                   14,413       7,900
                                                       -------     -------
      TOTAL  INVESTMENTS                               555,736     426,434
                                                       =======     =======


NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) 'short-term investments',
(2) 'investments - statutory reserve funds' and (3) 'investments - other'.